Exhibit 4.11

Agreement on Authorization to Exercise Shareholder’s Voting Power

This agreement is concluded by and between the following parties on [Execution Date] in Haidian District, Beijing:

Party A: [Name of Authorizer] (hereinafter referred to as “the Authorizer”)

Number of Identification Card:

Party B: [Name of Sina Company] (hereinafter referred to as “Sina Company”)

Address:

Whereas:

(1)                                 The Authorizer holds [•]% of stock rights of [Name of Variable Interest Entity] (hereinafter referred to as “[VIE]”) on the date of signing of this Agreement; and to hold above-mentioned stock rights, the Authorizer owns a debt of RMB[Amount of Debt] Yuan to Sina Company;

(2)                                 The Authorizer is willing to authorize Sina Company full powers to exercise his entire shareholder’s voting power in his name in shareholders’ meetings of [VIE]; Sina Company is willing to accept the above-mentioned authorization.

NOW, THEREFORE, after friendly consultation, the above parties conclude the following agreement regarding to the matters of authorization of shareholder’s voting power:

1.                                      Authorization of Voting Power

1.1                               The Authorizer hereby agrees to irrevocably authorize Sina Company, within the term of authorization provided by this Agreement and in the Authorizer’s name, to exercise all shareholder’s voting power enjoyed by the Authorizer according to law and [VIE]’s articles of association in [VIE]’s shareholders’ meetings. Such shareholder’s voting power includes, but not limits to, the following rights:

1)                                     to decide [VIE]’s management policy and investment plan;

2)                                     to elect and change [VIE]’s directors, and adecide the matters regarding to director’s remuneration;

3)                                     to elect and change [VIE]’s supervisors, and decide the matters regarding to supervisor’s remuneration;

4)                                     to review and approve the reports of [VIE]’s board of directors;

5)                                     to review and approve supervisor’s reports;

6)                                     to review and approve [VIE]’s annual financial budget bill and the proposal of final accounts;

7)                                     to review and approve [VIE]’s profit distribution plan and the plan to make good deficits;

8)                                     to make decision on [VIE]’s increasing or decreasing registered capital;

9)                                     to make decision on [VIE]’s issue of corporate bonds;

10)                              to make decision on [VIE]’s shareholder transferring his subscribed capital to the persons other than [VIE]’s shareholders;

11)                              to make decision on [VIE]’s merger, separation, change of company’s form, dissolution and liquidation, etc.;

12)                              to make decision on changing [VIE]’s business scope;

13)                              to revise [VIE]’s articles of association;

14)                              to decide to change the contents or nature of [VIE]’s business;

15)                              to decide to make a loan to any third party or incur any debts in [VIE]’s name;

16)                              to decide to sell [VIE]’s any assets or rights to any third party, including but not limited to intellectual property;

17)                              to decide to set up any security rights against [VIE]’s any assets (including both tangible and intangible assets) whatsoever such security is for;

18)                              to decide to assign the contracts signed by [VIE] to any third party; and

19)                              to decide any other rights that may materially affect [VIE]’s rights, obligations, assets or management matters.

1.2                               Sina Company agrees to accept the authorization contained in previous article made by the Authorizer and shall exercise such shareholder’s voting power in the Authorizer’s name according to the provisions of this Agreement.

2.                                      Exercising of Voting Power

2.1                               Within the term of authorization provided by this Agreement, the Authorizer’s entire shareholder’s voting power in [VIE] shall be authorized to Sina Company to exercise. Without Sina Company’s prior written consent, the Authorizer shall not, in the term of authorization, make any decision that may materially affect [VIE]’s rights, obligations, assets or management, shall not approve any plan that may materially affect [VIE]’s rights, obligations, assets or management, shall not conduct any other activities that may materially affect [VIE]’s rights, obligations, assets or management, and shall not exercise any his shareholder’s voting power in [VIE] by any other means.

2.2                               If Sina Company requests the Authorizer to provide special written authorization document to Sina Company or any person appointed by Sina Company regarding to each specific matter, whether such request made prior to or after such matter, the Authorizer must provide before the matter occurs or provide in supplement after the matter occurs such written authorization document according to Sina Company’s specific request.

2.3                               In relation to any matters agreed upon by Sina Company by exercising shareholder’s voting power, if necessary, Sina Company shall have the right to request the Authorizer to confirm by signing on the relevant decisions of shareholder’s meeting or other similar written documents.

2.4                               The Authorizer affirms that Sina Company shall have the right to submandate the other party to exercise Sina Company’s any rights under this Agreement, and such submandate need not be approved by the Authorizer, but shall be notified to the Authorizer in advance.

2.5                               Sina Company shall report to the Authorizer the situation of authorized matters at the time he deems proper. When this Agreement is terminated, Sina Company shall report the Authorizer the results of authorized matters.

3.                                      Term of Authorization

3.1                               The term of authorization of shareholder’s voting power under this Agreement shall be from the effective date of this Agreement to the date of [VIE]’s dissolution.

3.2                               After consultation, the Parties agree that the term of authorization may be adjusted at any time in written form with specific regulations.

4.                                      Remuneration of Authorization

Sina Company agrees that the Authorizer shall be exempt from paying any remuneration to Sina Company for authorized matters according to this Agreement.

5.                                      Declaration and Guarantee

5.1                               The Parties of this Agreement hereby represents, undertakes and guarantees to each other as follows:

1)                                     possess appropriate competence and power to conclude this Agreement;

2)                                     have capability to fulfill obligations under this Agreement;

3)                                     No performance of obligations under this Agreement is in breach of any restriction in legal documents that binds.

5.2                               This Agreement, once being signed, shall constitute to both parties legal and effective obligations that can be enforced according to the provisions of this Agreement.

6.                                      Liability for Breaching

6.1                               Any Party’s direct or indirect violation of any provision of this Agreement, or non-performance or unduly and non-sufficient performance of his obligations under this Agreement shall constitute breach of this Agreement. The party that obeys this Agreement (“the observant party”) shall have the right to, by written notification, require the party in breach to rectify his nonperformance and take sufficient, effective and duly measures to eliminate the results of breach, and compensate the observant party’s damage caused by such breach.

6.2                               After such breach occurs, if the observant party reasonably and objectively finds that such breach has resulted in impossibility or unfairness for it to perform obligations under this Agreement, the observant party shall be entitled to suspend performing its relevant obligations under this Agreement with notice in writing giving to the party in breach, till the party in breach ceases nonperformance and takes sufficient, effective and duly measures to eliminate the results of breach, and compensates the observant party’s damage caused by such breach.

6.3                               The party in breach compensating the observant party’s damage shall include the observant party’s direct economic loss, any anticipatable indirect loss and additional fee caused by breach. Such addition fee shall include, but not limit to, attorney fee, litigation or arbitration fee, finance expenditure and travel expense, and etc.

7.                                      Force Majeure

7.1                               “Force Majeure” shall mean any event out of the parties’ reasonable control, non-foreseeable, or unavoidable even has been foreseen and such event hinder, affect or delay any party’s performance of all or part of his obligations according to this Agreement. Such events include, but not limit to, government’s acts, natural disasters, war or any other similar events.

7.2                               The party suffers Force Majeure may suspend performing his relevant obligations under this Agreement that are failed to be performed by the reason of Force Majeure till the effect of Force Majeure is eliminated, and shall not bear any liability of breach of this Agreement. But such party shall exert himself as much as possible to overcome such event and reduce its negative effects.

7.3                               The suffering party from Force Majeure shall provide the other party with legal certifications of such event issued by the notary office (or other proper agency) of the area where the event occurs, which if fails, the other party may request the suffering party to bear any liability for breach according to the provisions of this Agreement.

8.                                      Effectiveness, Modification and Termination

8.1                               This Agreement shall enter into force from the date of signing and sealing by Parties and terminates when the term of authorization provided by this Agreement expires.

8.2                               Prior to the expiration of this Agreement, if the Authorizer transfers all its stocks of [VIE] to Sina Company or other party agreed upon by Sina Company in written form in advance, the Authorizer shall not be bound by any provisions of this Agreement from the date of completing stock transfer. But the Authorizer shall notify the transferee in writing the existence of this Agreement during the transfer, and the transferee’s full consent to be bound by this Agreement shall be the precondition of transferring stock rights.

8.3                               The Authorizer hereby irrevocably and permanently waives its right to rescind this Agreement at any time.

8.4                               The Parties may modify and supplement this Agreement in written form with consents from both. Such modification and supplement signed by and between the Parties shall be part of this Agreement with equal legal effect to this Agreement.

8.5                               The Authorizer hereby agrees that Sina Company shall have the right to terminate this Agreement from time to time without any reason by written notification rendered 10 days ahead and shall not bear any liability for breach.

8.6                               Earlier termination of this Agreement shall not impose any effect upon the Parties’ rights and obligations occurred already according to this Agreement prior to the date of such termination.

9.                                      Settlement of Dispute & Governing Law

9.1                               The Parties shall settle with good faith all disputes regarding to interpretation and enforcement of any provisions of this Agreement by consultation.

9.2                               The disputes that are failed to be resolved by consultation shall be referred to China International Economic and Trade Arbitration Committee for arbitration according to its existing arbitration rules. The place of arbitration shall be in Beijing; and the language used in arbitration shall be Chinese. The decision of arbitration shall be final and binding upon both parties.

9.3                               Laws and regulations of PRC shall be applied for conclusion, execution, interpretation and settlement of disputes concerning this agreement.

10.                               Miscellaneous

10.1                        This agreement is made into one original with two copies, one for each party, both with equally legal effectiveness.

10.2                        Titles and headlines contained in this Agreement are set for convenience to its readers only and shall not impose any effect upon interpretation of any provisions of this Agreement.

10.3                        If any provision of this Agreement is entirely or partially invalid or unenforceable for the reason of violating laws or government regulations or other reasons, the affected part of such provision shall be deemed as deleted. But deleting the affected part of such provision shall not impose any effect upon the legal effect of other part of such provision and other provisions of this Agreement. The Parties shall negotiate and conclude new provision to replace such invalid or unenforceable provision.

10.4                        Unless otherwise stipulated, non-exercise or deferred exercise by either party of any rights, authority or privilege under this Agreement shall not be deemed as waiver of such rights, authority or privilege. And independent or partial exercise of any rights, authority or privilege shall not exclude the exercise of other rights, authority or privilege as well.

10.5                        This Agreement constitutes the entire agreement concluded by the Parties regarding to the subject matters of cooperation program, and shall replace any previous or present, verbal or written agreements concluded by the Parties regarding to the subject matters of cooperation program. If the Parties’ previous promises or previous agreements signed by the Parties regarding to any matters under this Agreement do not comply with the provisions of this Agreement, this Agreement shall prevail.

10.6                        The Parties shall additionally negotiate and confirm any issues not covered by this agreement.

Employee		[Name of Sina Company]

Signature:	/s/	Authorized Representative:	/s/

Schedule of Material Differences

One or more persons entered into agreement on authorization to exercise shareholder’s voting power with the respective wholly foreign owned subsidiaries of Sina Corporation using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Sina Company	Name of Authorizer	Name of Variable Interest Entity (the “VIE”)	% of Authorizer’s Equity Interest in the VIE	Amount of Debt		Execution Date
1.	SINA.com Technology (China) Co., Ltd.	W Wang	Jinzhuo Hengbang Technology (Beijing) Co., Ltd. (formerly, Beijing SINA Infinity Advertising Co., Ltd.)	50%	RMB	75,000,000	March 27, 2014
2.	SINA.com Technology (China) Co., Ltd.	YL Liu	Jinzhuo Hengbang Technology (Beijing) Co., Ltd. (formerly, Beijing SINA Infinity Advertising Co., Ltd.)	50%	RMB	75,000,000	March 27, 2014
3.	SINA.com Technology (China) Co., Ltd.	Y Wang	Beijing Sina Internet Information Service Co., Ltd.	0.25%	RMB	300,000	August 18, 2007
4.	SINA.com Technology (China) Co., Ltd.	DH Lin	Beijing Sina Internet Information Service Co., Ltd.	22.7855%	RMB	27,342,639.59	August 15, 2011
5.	SINA.com Technology (China) Co., Ltd.	GF. Wang	Beijing Sina Internet Information Service Co., Ltd.	22.7855%	RMB	27,342,639.59	August 6, 2015
6.	SINA.com Technology (China) Co., Ltd.	H Du	Beijing Sina Internet Information Service Co., Ltd.	27.0895%	RMB	32,507,360.41	August 15, 2011
7.	SINA.com Technology (China) Co., Ltd.	F. Cao	Beijing Sina Internet Information Service Co., Ltd.	27.0895%	RMB	32,507,360.41	August 6, 2015
8.	SINA.com Technology (China) Co., Ltd.	L Wei	Star-Village Online Cultural Development Co., Ltd.	30%	RMB	3,000,000	April 14, 2010
9.	SINA.com Technology (China) Co., Ltd.	H. Du	Star-Village Online Cultural Development Co., Ltd.	30%	RMB	3,000,000	September 23, 2015
10.	SINA.com Technology (China) Co., Ltd.	GF Wang	Star-Village Online Cultural Development Co., Ltd.	40%	RMB	4,000,000	August 18, 2007
11.	SINA.com Technology (China) Co., Ltd.	HX Su	Guangzhou Media Message Technologies Co., Ltd.	55%	RMB	5,500,000	September 30, 2012
12.	SINA.com Technology (China) Co., Ltd.	B Luo	Guangzhou Media Message Technologies Co., Ltd.	45%	RMB	4,500,000	August 18, 2007

No.	Name of Sina Company	Name of Authorizer	Name of Variable Interest Entity (the “VIE”)	% of Authorizer’s Equity Interest in the VIE	Amount of Debt		Execution Date
13.	SINA.com Technology (China) Co., Ltd.	XD Wang	Shenzhen Wangxing Technology Co., Ltd.	45%	RMB	4,500,000	August 30, 2011
14.	SINA.com Technology (China) Co., Ltd.	XJ Wang	Shenzhen Wangxing Technology Co., Ltd.	55%	RMB	5,500,000	August 30, 2011
15.	Weibo Internet Technology (China) Co., Ltd.	W. Wang	Beijing Weimeng Technology Co., Ltd.	30%	RMB	16,500,000	February 12, 2014
16.	Weibo Internet Technology (China) Co., Ltd.	Y. Liu	Beijing Weimeng Technology Co., Ltd.	30%	RMB	16,500,000	February 12, 2014
17.	Weibo Internet Technology (China) Co., Ltd.	ZH Cao	Beijing Weimeng Technology Co., Ltd.	20%	RMB	11,000,000	February 12, 2014
18.	Weibo Internet Technology (China) Co., Ltd.	W. Zheng	Beijing Weimeng Technology Co., Ltd.	20%	RMB	11,000,000	December 12, 2015